.

.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Q1 FY 2019 Financial Results

Coeur d’Alene, Idaho – February 19, 2019 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its first quarter of fiscal year 2019 which ended December 31, 2018. A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended December 31,
	2018	2017
Consolidated net loss	$(550)	$(329)
Consolidated net loss per share, basic and diluted	(0.01)	(0.01)
Mineral exploration expenses	272	26
Working capital	59	119

Timberline reported a consolidated net loss of $0.5 million for the quarter ended December 31, 2018, including exploration expenditures of $272 thousand. The Company has refocused its exploration efforts on advancing its Nevada projects, particularly the Elder Creek and Paiute projects.

Timberline’s President & Chief Executive Officer, Steve Osterberg, commented, “We began Fiscal 2019 with continued exploration success at our Elder Creek Project in the Battle Mountain District with a very positive geophysical survey. We look forward to follow-up drilling on the priority anomaly, and expanding the survey coverage as we progress through the second quarter of 2019.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as the operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining. All of these properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also owns the Seven Troughs property in Northern Nevada, known to be one of the state's highest grade, former producers.  Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres). Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These include, but are not limited to, statements regarding the advancement of projects, and exploration potential. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. There are no assurances that the Company will complete the earn-ins on Elder Creek and Paiute projects as contemplated or at all. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended December 31, 2018. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com